CONSULTING SERVICES AGREEMENT



This Consulting Agreement ("Agreement"), dated January 26, 2000,

is made by and between Coldwater Capital, L.L.C., a Florida

limited liability company ("Consultant"), whose address is 5309

S.W. 8th Court, Margage, Florida 33068, and eConnect, a Nevada

corporation ("Client"), having its principal place of business at

2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731.



WHEREAS, Consultant has knowledge and expertise in the area of management consulting and analysis, and general corporate

planning;



WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in its area of knowledge and expertise on the terms and subject to the conditions set forth herein;



WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "ECNC," and desires to further develop its business and increase it's common stock share's value; and



WHEREAS, Client desires to engage Consultant to provide

information, evaluation and consulting services to the Client in its area of knowledge and expertise on the terms and subject to the conditions set forth herein.



NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:



1.  Services of Consultant.



Consultant agrees to perform for the Client all services and consulting related to management consulting and analysis, and general corporate planning.  Consulting services include, but are not limited to, providing information, evaluation, and analysis with regard to the management needs of Client and planning goals for the Client.



2.  Consideration.



Client agrees to pay Consultant, as its fee and as consideration for services provided, Three Million Nine Hundred Thousand

(3,900,000) shares of free trading common stock in Client.  The warrants are due and payable immediately upon the effectiveness of the Form SB-2 Registration Statement with the U.S. Securities and Exchange Commission and with any appropriate states

securities administrator.



3.  Confidentiality.



Each party agrees that during the course of this Agreement,

information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to,

product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data

("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a)

is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.



4.  Late Payment.



Client shall pay to Consultant all fees within fifteen (15) days of the due date. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by

Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection

enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs,

attorneys' fees, courts costs, and collection agency fees.



5.  Indemnification.



(a)  Client.



Client agrees to indemnify, defend, and shall hold harmless

Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's

representations, warranties, or agreements hereunder, or (iii)

arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation,

rights of publicity, privacy, patents, copyrights, trademarks,

trade secrets, and/or licenses.



(b)  Consultant.



Consultant agrees to indemnify, defend, and shall hold harmless

Client, its directors, employees and agents, and defend any

action brought against same with respect to any claim, demand,

cause of action, debt or liability, including reasonable

attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.



(c)  Notice.



In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may,

at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.



6.  Limitation of Liability.



Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential,

exemplary, special, incidental, or punitive damages even if

Consultant has been advised of the possibility of such damages.

In any event, the liability of Consultant to Client for any

reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including,

without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to Consultant for the specific service provided that is in question.



7.  Termination and Renewal.



(a)  Term.



This Agreement shall become effective on the date appearing next to the signatures below and terminate one (1) year thereafter.

Unless otherwise agreed upon in writing by Consultant and Client,

this Agreement shall not automatically be renewed beyond its

Term.



(b)  Termination.



Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-

defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such

damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.



(c)  Termination and Payment.



Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.



8.  Miscellaneous.



(a)  Independent Contractor.

This Agreement establishes an "independent contractor"

relationship between Consultant and Client.



(b)  Rights Cumulative; Waivers.



The rights of each of the parties under this Agreement are

cumulative.  The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any

defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.



(c)  Benefit; Successors Bound.



This Agreement and the terms, covenants, conditions, provisions,

obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators,

representatives, successors, and permitted assigns.



(d)  Entire Agreement.



This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.  There are no

promises, agreements, conditions, undertakings, understandings,

warranties, covenants or representations, oral or written,

express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement.  Any such negotiations, promises, or

understandings shall not be used to interpret or constitute this

Agreement.



(e)  Assignment.



Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.



(f)  Amendment.



This Agreement may be amended only by an instrument in writing executed by all the parties hereto.



(g)  Severability.



Each part of this Agreement is intended to be severable.  In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.



(h)  Section Headings.



The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or

interpretation of this Agreement.



(i)  Construction.



Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.



(j)  Further Assurances.



In addition to the instruments and documents to be

made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this

Agreement and the transactions contemplated hereby.



(k)  Notices.



Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b.

Federal Express or similar generally recognized overnight

carrier), addressed based on information as provided by the

parties.



(l)  Governing Law.



This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles.  Each of the parties

consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.



(m)  Consents.



The person signing this Agreement on behalf of each

party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this

Agreement on behalf of such party.



(n)  Survival of Provisions.



The provisions as contained in sections 3, 5, and 6 of

this Agreement shall survive the termination of this Agreement.



(o)  Execution in Counterparts.



This Agreement may be executed in any number of

counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.



IN WITNESS WHEREOF, the parties have caused this

Agreement to be executed and have agreed to and accepted the terms herein on the date written above.



eConnect





By :  /s/  Thomas S. Hughes

Thomas S. Hughes, President





Coldwater Capital, L.L.C.





By: /s/ Marc Tow

Marc Tow, Member